Exhibit 21.1

Subsidiaries of the Registrant

Subsidiaries
RRE Opportunity Holdings II, LLC
RRE Opportunity OP II, LP
RRE Bear Creek Holdings, LLC
RRE Oak Hill Holdings, LLC
RRE Buckhead Holdings, LLC
RRE Farrington Holdings, LLC
RRE Mayfair Chateau Holdings, LLC
RRE Fairways of Bent Tree Holdings, LLC
RRE Spalding Crossing Holdings, LLC
RRE Montclair Terrace Holdings, LLC
RRE Grand Reserve Holdings, LLC
RRE Canterwood Holdings, LLC
RRE Fox Ridge Holdings, LLC

The subsidiaries listed above are all incorporated in the State of Delaware.